Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47069, 333-56849, 333-103570, 333-143923 and 333-142279) and Form S-3 (File Nos. 333-81419, 333-90961, 333-39744, 333-111738, 333-114938, 333-119134 and 333-136819) of Quanta Services, Inc. of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
February 29, 2008